Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-223740) of Zscaler, Inc. of our report dated September 13, 2018 relating to the financial statements, which appears in this Form 10‑K.
/s/ PricewaterhouseCoopers LLP

San Jose, California
September 13, 2018